Exhibit 99.1

SHENZHEN, China, Sept. 7, 2011 /PRNewswire/ -- SKY Digital Stores Corp. (OTCBB:SKYC.ob - News) ("SKY"), a mobile internet products and application services provider, announced today that Mr. Euclid C. Wong has been appointed as the Secretary and Director of the Company effective September 1st, 2011.  Mr. Wong will be replacing Ms. Tian Xiu Hong who resigned as the Secretary and Director of the Company on September 1st, 2011. The Company also announced the appointments of Mr. Bin Wang and Dr. Christos Vlachos as Independent Directors.

Mr. Bin Wang has over 25 years of management experience in China and on Wall Street. He currently serves as an Independent Consultant, which provides strategic advisory services to large and middle-size Asian companies.  Before 2007, Bin held various management positions at JP Morgan Chase & Co. and Heritage Chemical Bank for 12 years, including 4 years as Vice President of International Financial Services. He was the winner of the bank's "Leadership Award" 5 times for his excellent performance. Bin received an M.S. degree from Xi'an Jiao-Tong University in 1983 and an M.A. degree in Economics from Illinois State University in 1992.

Dr. Christos Vlachos has over 29 years of experience in the financial sector. He is currently the Managing Director of Silky Financiers Ltd., Athens, specializing in financial advising in M&A transactions, investment and fund raising. Christos was a partner of Stonewall Investment Management Ltd., a Managing Partner at Eurofin, Athens and London, Assistant Vice President at J.P. Morgan and a Business Analyst at Dow Chemical, Zurich. He graduated from London Business School in Investment Management; received his PHD at Queen Mary College, University of London and Athens University in Chemistry with Honors.

Mr. Euclid C. Wong served as a Vice President in the International Investment Division of Apical China Investment Company Ltd. from January 2010 to December 2010. His primary responsibilities were analysis project earning potential and risk analysis in line with the company's investment policies and investor expectations for a healthy business growth and returns on a project basis for China and foreign countries. From 2008 to 2010, he was a managing director at Cappier International, a business consulting company where he engaged in fund raising, management and business consulting. Mr. Wong served as senior management for AT&T Bell Laboratories (both USA and Asia Pacific), Qualcomm, Ericsson, Cisco, ITCC, and Mediatrix. Mr. Wong received his Bachelor degree from University of Evansville, Indiana in 1985 and an MBA degree from University of Louisville, Kentucky in 1996.

"We are very pleased to have Mr. Wong step into the roles of Director and Company Secretary," commented Steven Lin, CEO of Sky Digital Stores.  "Mr. Wong's business development expertise and proven track record will help the Company to further establish its presence in China as well as expand Sky Digital's opportunities internationally."

About SKY Digital Stores Corp.

SKY Digital Stores Corp. is successfully engaged in the digital products retailing sector utilizing their unique techno-business skills. The company primarily offers mobile communication products for retail, such as value added communications solutions, products and services, and accessories, as well as the provision of after-sales services. The company is headquartered in Shenzhen, the People's Republic of China. For further information, please visit www.skyc.cc.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Investor Contacts:

KCSA Strategic Communications
Phil Carlson / Adam Pollack
+1.212.896.1233 / +1.212.896.1232
pcarlson@kcsa.com / apollack@kcsa.com

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